                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus for the registration of 7,900,263 shares of common stock of the Company and to the incorporation by reference therein of our report dated March 15, 1999, with respect to the combined financial statements of Gantrex Group Limited, Norapco Limited, Gantrex Holding Corporation and Gantrex Systems Inc. included in its Current Report (Form 8-K) dated March 17, 1999, filed with the Securities and Exchange Commission.

                                             Arthur Andersen LLP (Canada)


December 22, 1999
Mississauga, Canada